Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-37225 of Eastern Virginia Bankshares, Inc. on Form S-4 of our report dated January 13, 1997 relating to the financial statements of Southside Bank for the year ended December 31, 1996 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Richmond, Virginia
November 19, 1997